EXHIBIT 10.1
Separation and General Release Agreement
This Separation and General Release Agreement (this “Agreement”), dated as of April 18, 2021 (the “Effective Date”), is made by and between Douglas B. Woodworth (the “Executive”) and Steel Services Ltd., a Delaware corporation (the “Company”). The Executive and the Company are each a “Party” and collectively referred to as the “Parties.”
WHEREAS, the Executive (i) voluntarily resigned from his position as Chief Financial Officer for the Company and its affiliates as of the end of day, Sunday, April 18, 2021, and (ii) voluntarily resigned from his employment with the Company, effective as of April 30, 2021 (the “Separation Date”), without “Good Reason” (as such term is defined in that certain Employment Agreement, dated March 12, 2019 by and between the Executive and the Company, as amended from time to time (collectively, the “Employment Agreement”); and
WHEREAS, in recognition of the Executive’s contributions to the Company and its affiliates during his employment and subject to the Executive’s execution (and non-revocation) of this Agreement and his compliance with the terms hereof, the Company is willing to offer the payments and benefits set forth in Section 2 of this Agreement (the “Separation Benefits”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereby agree as follows:
1.Separation of Employment. (a) The Executive hereby confirms that he (i) voluntarily resigned from his position as Chief Financial Officer for the Company and its affiliates as of the end of day, Sunday, April 18, 2021, and (ii) voluntarily resigned from his employment with the Company, effective as of the Separation Date, without “Good Reason” (as such term is defined in the Employment Agreement). Regardless of whether this Agreement becomes effective, (i) the Executive will receive any accrued but unpaid base salary through the Separation Date and payment for any accrued but unused vacation days for 2021 through the Separation Date in accordance with the Company’s written vacation policy; (ii) to the extent the Executive is currently enrolled, his group health insurance will remain in effect until April 30, 2021, and thereafter the Executive may elect to continue such insurance at his expense as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and/or applicable state law and/or the Executive may elect to convert such policies to individual policies at his expense to the extent provided under such policies or applicable law; (iii) the Executive will receive any vested benefits under the Company’s 401(k) retirement savings plan in accordance with the terms of the plan; and (iv) the Company will reimburse any business expenses reasonably incurred by him through the Separation Date in accordance with Company policy, provided that the Executive must submit any requests for reimbursements within 30 days after the Separation Date ((i) through (iv) collectively, the “Accrued Amounts”). Except for the Accrued Amounts, the Executive acknowledges and agrees that, but for his execution (and non-revocation) of this Agreement, he is owed no further compensation or benefits (whether accrued as of the date hereof or expected to accrue in the future), including any payments with respect to any short-term or long-term incentive plans or programs, related to his employment with the Company and that the Company has properly paid or provided to the Executive all past wages and benefits. The Company acknowledges and agrees that it continues to be subject to, and will abide by, the terms of Section 15 of the Employment Agreement entitled “Indemnification” (which provision is incorporated herein by reference).

(b) By signing this Agreement, the Executive hereby resigns, effective as of the Separation Date, from all positions (including, without limitation, as a director, officer or other position) that the Executive holds with the Company and/or any of its affiliates and irrevocably appoints the officers of the Company as his attorneys-in-fact if needed to effectuate each such resignation. The Executive also hereby acknowledges and agrees that (i) he holds one Steel Partners Holdings L.P. limited partnership unit held in SPH SPV-I LLC (the “Unit”), and (ii) the Executive hereby sells, assigns, transfers and delivers to the Company or its designee, the Unit (without any additional payment to the Executive) and also irrevocably appoints the officers of the Company as his attorneys-in-fact if needed to effectuate such sale, assignment, transfer and delivery. The Executive also hereby agrees to execute any documents necessary to effectuate such sale, assignment, transfer and delivery. The Executive hereby acknowledges and agrees that he has no further right, title or interest with respect to the Unit. The Executive hereby represents and warrants that he has not conveyed, transferred, assigned or otherwise alienated or encumbered the Unit, that he believes that the Unit is free and clear of all encumbrances and that he is not subject to or obligated under any contract, agreement, license, franchise or permit or any order, judgment or decree which would be breached or violated by the execution, delivery and performance by him of the obligations under Section 1(b) of this Agreement and the consummation of the transactions contemplated hereby with respect to the Unit.
2.Separation Benefits; Consideration. Subject to this Agreement becoming effective and irrevocable within the time periods set forth below and the Executive’s compliance with the terms hereof (including continuing to work productively through the Separation Date), the Executive will have the right to receive the following Separation Benefits: (i) a payment of $284,445 in lieu of and in full satisfaction of any STIP payment for 2020, a payment of $40,635 in lieu of and in full satisfaction of any LTIP payment for 2020, and a payment of $39,474 in lieu of and in full satisfaction of any LTIP payment for 2018, with each of such payments to be payable to the Executive at the Company’s next regular payroll date following the expiration of the revocation period set forth in Section 7 below (subject to the application of a six-month delay for payments of deferred compensation to “specified employees” upon separation from service pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, if applicable); and (ii) the Executive will be entitled to retain, and the Company will allow the Executive to retain, ownership and possession of the computers, mobile telephone and mobile devices and related accessories that were provided to the Executive by the Company in connection with his employment, subject to the Company deleting any confidential or proprietary information, trade secrets or licensed software from the laptop computers and cellular telephone. The Executive understands and acknowledges that the fair market value of such computer and related equipment may, if required by applicable federal and state tax laws, be reported as income to the Executive on an IRS Form 1099 and on any comparable state tax form. The Executive agrees that he would not have the right to receive the Separation Benefits but for his execution (and non-revocation) of this Agreement.
3.General Release. (a) In consideration for the right to receive the Separation Benefits in accordance with the terms of this Agreement and the mutual promises contained herein, the sufficiency of which the Executive hereby acknowledges, the Executive (on behalf of himself and his heirs, administrators, representatives, executors, successors and assigns) hereby knowingly and voluntarily releases, waives and discharges, to the fullest extent permitted by law, the Company and its predecessors, successors and assigns, its and their respective direct or indirect parents, subsidiaries and affiliates (including, without limitation, Steel Partners Holdings L.P., Steel Partners Ltd. and Steel Connect, Inc.), and, with respect to each and all of the foregoing entities (including the Company), all of its and their respective present and former officers, directors, employees, agents, attorneys, members, owners, shareholders, partners, members, representatives, trustees, employee benefit plans and administrators or fiduciaries of such plans (all of the foregoing, including the Company, collectively referred to as

“Released Parties”), each individually and in their representative capacities, of and from any and all actions, agreements, claims, damages, expenses (including attorney’s fees and costs), judgments, liabilities, losses, obligations, rights or suits of any kind whatsoever, in law, equity or otherwise, in any jurisdiction, whether known or unknown, suspected or claimed, specifically mentioned herein or not, which the Executive had, has or may have against each and all of the Released Parties by reason of any actual or alleged act, event, occurrence, omission, practice or other matter whatsoever from the beginning of time up to and including the date that the Executive signs this Agreement (collectively, “Claims”), including but not limited to Claims arising out of or in any way relating to:
•    the Executive’s employment with the Company and/or its predecessors, successors and assigns, and its and their respective direct or indirect parents, subsidiaries and affiliates, the termination of such employment, the Employment Agreement, any compensation or benefits of any kind in connection with such employment (including, without limitation, any Severance Payment, Medical Benefit, Cash LTIP, Equity Awards, each as defined in the Employment Agreement, or any payments under any Short Term Incentive Plan or Long Term Incentive Plan), and the Unit;
•    any common law, public policy, company policy, contract (whether oral or written, express or implied) or tort law having any bearing whatsoever on the terms and conditions of the Executive’s employment, including without limitation Claims relating to wrongful termination; and
•    any federal, state or local law, ordinance or regulation including, but not limited to, the following (each as amended, if applicable): Age Discrimination in Employment Act; Americans with Disabilities Act; Civil Rights Act of 1866; Civil Rights Act of 1991; Employee Retirement Income Security Act of 1974 (except as to any vested benefits); Equal Pay Act; Family and Medical Leave Act of 1993; National Labor Relations Act; Title VII of the Civil Rights Act of 1964; Sarbanes-Oxley Act of 2002; Dodd-Frank Wall Street Reform and Protection Act; Worker Adjustment and Retraining Notification Act; New York State Human Rights Law; New York City Human Rights Law; New York State Labor Law; and any other law, ordinance or regulation regarding discrimination, harassment, retaliation, whistleblowing or terms or conditions of employment.
Notwithstanding the foregoing, “Claims” does not include: (i) the right to receive the Separation Benefits in accordance with the terms hereof; (ii) claims that arise after the date that Executive signs this Agreement (other than any claims relating to the termination of the Executive’s employment or the continuing or future effects of alleged past discrimination); (iii) claims that cannot be released by a private settlement agreement (such as statutory claims for worker’s compensation/disability insurance benefits and unemployment compensation); (iv) any indemnification rights the Executive may have in accordance with the Company’s governance instruments, any director and officer liability insurance maintained by the Company or its affiliates, Section 15 of the Employment Agreement or applicable law; and (v) any right to receive a whistleblower award for providing information to any governmental agencies or, if applicable, self-regulatory organizations.
    (b)    The Executive agrees that he has entered into this Agreement as a compromise and in full and final settlement of all Claims, if any, that the Executive has, had or may have against any and all of the Released Parties up to and including the date that the Executive signs this Agreement. The Executive also agrees that, although he may hereafter discover Claims presently unknown or unsuspected, or new or additional facts from those which he now knows or believes to be true, the Executive intends to provide a complete waiver of all Claims based on any facts and circumstances, whether known or unknown, up to and including the date that the Executive signs this Agreement. In addition, and without limiting the foregoing, the Executive further waives any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to those claims that are known or suspected to exist in the Executive’s favor as of the date of this Agreement.
    (c)    The Executive represents that he has not assigned or transferred his rights with respect to any Claims and that he has not filed, directly or indirectly any legal proceeding against any Released Parties relating to any Claims. If the Executive commences (or commenced) or participates in any action or proceeding (including as a member of a class of persons) relating to any Claims, this Agreement shall be a complete defense in such action or proceeding with respect to such Claims and, to the maximum extent permitted by law, the Executive (and his heirs, administrators, executors, representatives, successors and assigns) will have no right to obtain or receive, and the Executive hereby waives any right to, obtain or receive, any damages, settlement or relief of any kind (including attorneys’ fees and costs) in connection with such Claims.
4.Continuing Executive Obligations; Confidentiality of this Agreement; Non-Disparagement. (a) The Executive acknowledges and agrees that he continues to be subject to, and will abide by, the terms of Sections 6 and 7 of the Employment Agreement (which provisions are incorporated herein by reference). Other than as required by law, the Executive also agrees that he has not disclosed and will not disclose, directly or indirectly, the terms or existence of this Agreement (and the negotiations leading thereto), except to comply or obtain compliance with this Agreement or to his legal, financial/tax or other professional advisors and immediate family (all of whom must first agree not to disclose the terms or existence of this Agreement). Notwithstanding the foregoing, this Section 4 does not prohibit the Executive from (A) reporting possible unlawful conduct to governmental agencies or entities or, if applicable, self-regulatory organizations, or otherwise cooperating or communicating with any such agencies, entities or organizations that may be investigating possible unlawful conduct (including providing documents or other information to such agencies, entities or organizations, without notice to the Company) or (B) responding truthfully and accurately (i) to any inquiry by any governmental or regulatory agency or, if applicable, self-regulatory organization, (ii) if required by legal process, and then only to the extent required, and provided that, to the extent permitted by law, the Executive gives written notice to the Company at least three (3) business days prior to the date a response is due and cooperate if any of the Released Parties elects to contest such legal process or (iii) as otherwise required by law.
(b) Cooperation. (1) During and following his employment with the Company, the Executive agrees to cooperate reasonably with the Company and its affiliates and outside counsel (without additional compensation) in connection with: (i) the contemplation, prosecution and defense of all phases of existing, past and future litigation about which the Company believes the Executive may have knowledge or information; and (ii) responding to requests for information from regulatory agencies or other governmental authorities (together, “Cooperation Services”). The Executive further agrees to be available to provide Cooperation Services at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by the Company’s counsel, in a manner that that would not unreasonably interfere with his full-time employment responsibilities following the Separation Date. The Executive understands and agrees that Cooperation Services include, without limitation, appearing without the necessity of a subpoena to testify truthfully in any legal proceedings in which the Company or an affiliate is involved and/or preparation for such testimony. The Company shall reimburse the Executive for any reasonable travel expenses that the Executive incurs due to performance of Cooperation

Services, after receipt of appropriate documentation consistent with the Company’s business expense reimbursement policy. (2) In addition to the other obligations in this Section 4(b), the Executive agrees that from April 19, 2021 until the Separation Date to provide reasonable cooperation in transitioning his duties from the Executive to his successor.
(c) Non-Disparagement. Executive agrees that, during employment and at all times thereafter, he will not publicly disparage or criticize the Steel Partners Group (as defined in the Employment Agreement), their business, their management or their products or services, and he will not otherwise do or say anything that could materially disrupt the good morale of employees of the Steel Partners Group or materially harm the interests or reputation of the Steel Partners Group. The Company agrees that it shall during Executive’s employment and at all times thereafter, cause its respective executive officers and directors to not publicly disparage or criticize the Executive or in any way adversely affecting or otherwise maligning the Executive's reputation.
5.Governing Law; Entire Agreement; Severability. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its rules regarding conflict of laws. Upon its effectiveness, this Agreement (together with Sections 6, 7 and 15 of the Employment Agreement and any benefit plans relating to the Accrued Amounts) contains the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements, representations and understandings (whether oral or written) regarding the subject matter hereof. The Executive acknowledges that no promises or representations, oral or written, have been made by the Company or any of the other Released Parties other than those expressly stated herein and in the sections of the Employment Agreement referenced herein, and that the Executive has not relied on any other promises or representations in signing this Agreement. This Agreement may be modified only in a document signed by the Executive and the Company and referring specifically hereto (other than an email), and no handwritten changes to this Agreement will be binding unless initialed by the Executive and the Company. If any provision of this Agreement is held to be unenforceable by any court of competent jurisdiction for any reason, the parties intend that such provision be modified to make it enforceable to the maximum extent permitted by law. If any such provision (other than the general release provisions contained in Section 3(a) hereof) cannot be modified to be enforceable, such provision shall become null and void leaving the remainder of this Agreement in full force and effect.
6.Miscellaneous. This Agreement shall be binding upon and inure to the benefit of (i) the Released Parties, including the successors and assigns of the Released Parties, all of which are intended third-party beneficiaries, and (ii) the Executive and his heirs, executors, administrators, representatives, successors and permitted assigns; provided, however, that this Agreement is not assignable by the Executive and any purported assignment by the Executive shall be null and void. This Agreement is not an admission of liability or wrongdoing by the Executive or any of the Released Parties, and such wrongdoing or liability is expressly denied. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will be deemed one and the same instrument. Any facsimile or pdf copy (or electronic signature) of any party’s executed counterpart of this Agreement will be deemed to be an executed original thereof.
7.Review of this Agreement; Revocation Period. The Executive acknowledges that he has been given an adequate opportunity from his receipt of this Agreement on April 18, 2021 to consider its meaning and effect and to determine whether he wishes to sign it. If the Executive signs this Agreement before the 21 days are over, the Executive agrees that he is voluntarily waiving the rest of the 21 days without any encouragement or pressure from any of the Released Parties to do so. The Executive also agrees that any modifications to this Agreement, whether material or immaterial, will not restart the 21-day period. UPON ITS EFFECTIVENESS, THIS AGREEMENT WILL BE A LEGAL AND BINDING CONTRACT. AS SUCH, the executive is HEREBY encouraged to consult with an attorney of his choosing (AT his OWN EXPENSE) BEFORE signing this Agreement. Once the Executive signs this Agreement, the Executive may change his mind and revoke his acceptance of this Agreement but only within seven (7) days after the date that he signed it. In order to do so, any revocation must be in writing and sent to Joseph Martin, General Counsel, Steel Partners, by email at jmartin@steelpartners.com, within the seven (7) days after the date that he signed this Agreement. If the Executive signs this Agreement within the time period set forth below and then does not revoke this Agreement within the seven (7) day period referenced in this Section 9, this Agreement will become effective, enforceable and irrevocable on the eighth (8th) day after the date on which the Executive signed this Agreement.
* * *
By signing this AGREEMENT, THE EXECUTIVE agreeS that HE haS read it in its entirety and understandS all of its terms AND EFFECTS, including that HE IS providing a complete RELEASE of all “claims,” whether known or unknown, up to and including the DATE that HE signS this aGREEMENT. THE EXECUTIVE acknowledgeS that HE HAS had ample time to review this agreement and to consult with an attorney (if HE so chose) and that HE IS signing IT knowingly AND voluntarily. THE EXECUTIVE ALSO ACKNOWLEDGES THAT THE “SEPARATION BENEFITS” ARE GREATER THAN any PAYMENTS OR benefits to WHICH THE EXECUTIVE MAY OTHERWISE be ENTITLED IF HE DID NOT SIGN THIS AGREEMENT (OR IF HE TIMELY REVOKED THIS AGREEMENT).
For the right to receive the Separation Benefits subject to and in accordance with the terms hereof, and the mutual promises contained herein, the Executive must (i) sign and date this Agreement where indicated below and (ii) by no later than May 9, 2021 (which is at least 21 days from the date that the Executive originally received this Agreement), return the signed Agreement to Joseph Martin, General Counsel, Steel Partners, by email at jmartin@steelpartners.com. If the Executive does not sign and return this Agreement on or before such date (or if the Executive timely revokes this Agreement), the Executive will not be eligible to receive the Separation Benefits; however, in any event, the termination of the Executive’s employment, compensation and benefits will still be effective as of the Separation Date or as otherwise set forth in Section 1 above and the Executive will still receive the Accrued Amounts.
In witness whereof, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the dates and year written below.

STEEL SERVICES LTD.			DOUGLAS WOODWORTH:

By:	/s/ Joseph Martin		/s/ Douglas Woodworth
Name:	Joseph Martin
Title:	GC
Date:	4/18/2021	Date:	4/18/2021

6